                           SCHEDULE 14(A) INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive addition materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                        GLOBAL DIGITAL COMMERCE.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        GLOBAL DIGITAL COMMERCE.COM, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies: N/A

(2)  Aggregate number of securities to which transactions applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

(4)  Proposed maximum aggregate value of transaction: N/A

(5)  Total fee paid: N/A


Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid: N/A

(2)  Form, schedule or registration statement no.: N/A

(3)  Filing party: N/A

(4)  Date filed: N/A

-------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                      [LOGO OF GLOBALDIGITALCOMMERCE.COM]

                                                                  April 28, 2000


Dear Stockholder:

     This year's annual meeting of stockholders will be held on Friday, June 2, 2000 at 4:00 P.M. local time, at DoubleTree Carmel Highland Resort, 14455 Penasquitos Drive, San Diego, California 92129. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

     A copy of the Company's 1999 10-KSB Report is also enclosed.

     We look forward to seeing you at the annual meeting.

                                Very truly yours,


                                /s/ John Anthony Whalen, Jr.
                               -------------------------------------
                               John Anthony Whalen, Jr.
                               President and Chief Executive Officer

                         GLOBALDIGITALCOMMERCE.COM, INC.

                      10650 SCRIPPS RANCH BLVD., SUITE 210

                           SAN DIEGO, CALIFORNIA 92131


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FRIDAY, JUNE 2, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of GlobalDigitalCommerce.com, Inc. (the "Company") will be held on Friday, June 2, 2000, at 4:00 P.M., local time, at DoubleTree Carmel Highland Resort, 14455
                                   ----------------------------------------
Penasquitos Drive, San Diego, California 92129, for the following purposes:
----------------------------------------------

     1. To elect two Class III directors to hold office for three-year terms and to elect one Class II director to hold office for a two-year term, in all cases until their successors are elected and qualified.

     2. To consider a proposal to (1) increase the maximum number of shares for which options may be granted to any employee in any fiscal year and (2) to consider an amendment to the "Change in Control" provision under the Company's 1997 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on April 24, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours of the Company.

                                 By Order Of The Board Of Directors of
                                 GlobalDigitalCommerce.com, Inc.


                                  /s/ Richard H. Middelberg
                                 -------------------------------------
                                 Richard H. Middelberg
                                 Secretary

San Diego, California
April 28, 2000


IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POST-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                         GLOBALDIGITALCOMMERCE.COM, INC.
                      10650 SCRIPPS RANCH BLVD., SUITE 210
                           SAN DIEGO, CALIFORNIA 92131


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                            -------------------------

            INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of GlobalDigitalCommerce.com, Inc., a Delaware Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 2000, at 4:00 P.M. local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the DoubleTree Carmel Highland Resort, 14455 Penasquitos Drive, San Diego, California 92129. The date of this Proxy Statement is April 28, 2000, the approximate date on which this Proxy Statement and accompanying form of proxy were first sent or given to stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (10650 Scripps Ranch Blvd., Suite 210, San Diego, California 92131, Attention: Richard Middelberg) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder.

VOTING

     Only stockholders of record as of the close of business on April 24, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 3,840,925 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's by-laws generally provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

     Except with respect to the election of directors, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

SOLICITATION OF PROXIES

     The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail. No additional compensation will be given to employees and directors for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

VOTING OF PROXIES

     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and in favor of the proposals set forth herein.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

     The Company has a classified Board of Directors currently consisting of one Class I director (James A. Lonergan), who will serve until the Annual Meeting of Stockholders to be held in 2001, and two Class III directors (William J. Kaffer and John Anthony Whalen, Jr.), who will serve until the Annual Meeting of Stockholders, and until their successors are duly elected and qualified. Directors in a class are generally elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. The company has nominated a candidate to fill the vacant Class II directors position with the person elected to that position to serve until the Annual Meeting of Stockholders to be held in 2002

     Management's nominee for elections at the 2000 Annual Meeting of Stockholders to fill the Class II position on the Board of Directors is Richard
H. Middelberg. Nominees for the class III positions are William J. Kaffer and John Anthony Whalen, Jr. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2002 and 2003, respectively, and until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's nominees, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of either of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the other nominee, if any, and for such substituted nominees, if any, as shall be designated by a majority of the Board of Directors, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

     The names of the Company's directors, including the Class II and Class III nominees to be elected at this meeting, their ages as of April 28, 2000, and their backgrounds are set forth below.


NAME                                                  Age      Director Since
-------------------------------------------------     ---      --------------
Nominee for a Term Expiring in 2002 - Class II:
Richard H. Middelberg ...........................      35           --

NOMINEE FOR A TERM EXPIRING  IN 2003 - CLASS III:
William J. Kaffer ...............................      70          1998

NOMINEE FOR A TERM EXPIRING  IN 2003 - CLASS III:
John Anthony Whalen, Jr .........................      57          1997

DIRECTOR WHOSE TERM EXPIRES IN 2001- CLASS I
James A. Lonergan ...............................      60          1998

     Mr. Middelberg joined the Company in March of 2000 as Vice President, Finance, Chief Financial Officer and Secretary. Mr. Middelberg has eleven years of financial management and consulting experience in the U.S. and Europe. Prior to joining GDCC, he served as General Partner of Diagnostic Imaging Associates, L.P., from June 1996 to March 2000. Between September 1993 and June 1996, Mr. Middelberg was a consultant at Bain & Company. His public accounting background focused principally on due diligence and mergers & acquisitions both in the U.S. and abroad. Mr. Middelberg holds a B.A. from Dartmouth College and a M.B.A. from University of Pennsylvania's Wharton School and is licensed as a Certified Public Accountant by the State of New York.

     Mr. Kaffer was elected to the Board in 1998. He has served with Theodore Barry & Associates for 25 years, most recently as Managing Director. He was employed by IBM from 1956 to 1974 in a variety of sales, marketing, planning and general management positions. From 1947 to 1952 he was employed as a sales engineer by Johnson Service Company (now Johnson Controls) and as a field engineer for the architects, Voorhees, Walker, Foley & Smith. He received his B.M.E. from Marquette University.

     Mr. Whalen founded the Company in 1996. Prior to joining the Company he served from February 1994 through October 1994 as President and Chief Operating Officer of NETCOM On-line Communication Services, Inc., an Internet service provider and software developer, and from October 1986 through May 1990 as Executive Vice President of Optimum Care Corporation, a company operating behavioral medicine programs in healthcare facilities. From May 1990 to February 1994 and from October 1994 to February 1996, Mr. Whalen was a private investor. Mr. Whalen holds a B.A. in English literature and American History from St. Mary's College of California and an M.B.A. from California State University. Mr. Whalen was licensed as a Certified Public Accountant by the State of California.

     Dr. Lonergan was elected to the Board in 1998. Dr. Lonergan has over 30 years experience in senior management, project management, technical and financial management, and marketing of contract research and consulting engineering services. From 1969 to 1998 he was Division Manager, Group Manager, Deputy Sector Manager and Senior Vice President at SAIC, where he organized corporate marketing activities in a number of business areas, including nuclear power and waste management, environmental and permitting, marine science, and geotechnology. Dr. Lonergan holds a B.S. from Santa Clara University and a M.S. and Ph.D. from the University of Arizona.

BOARD MEETINGS AND COMMITTEES

     During 1999, the Board of Directors held a total of twelve meetings. The Board of Directors has an Audit Committee and a Compensation and Bonus Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors, which currently consists of directors Kaffer and Lonergan held no meeting during fiscal year 1999. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors, and reviewing the management of the Company's investments.

     The Compensation and Bonus Committee of the Board of Directors, which currently consists of directors Kaffer and Lonergan, held no meeting during 1999. The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company, administers the Company's stock option plan and determines the terms and conditions of stock option grants. During 1999, the Board reviewed and acted upon salary and option matters.

     Each director serving on the Board of Directors in fiscal year 1999 attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves.

DIRECTOR COMPENSATION

     Directors of the Company who are not employees of the Company do not receive any compensation for attending meetings of the Board of Directors, although directors are reimbursed for their expenses in attending such meetings. From time to time, directors have received grants of options to purchase the Company's Common Stock. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, the nominees for the positions as Class II and Class III directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

     PROPOSAL NO. 2: APPROVAL OF AMENDMENTS TO 1997 STOCK OPTION PLAN

GENERAL

     The Company's 1997 Stock Option Plan (the "Option Plan") was originally adopted by the Board of Directors and approved by the stockholders with authorization for the grant of options to purchase 82,500 shares. In December 1998 the stockholders approved an amendment to the Option Plan to increase by 2,650,000 shares the maximum number of shares issuable under the Option Plan.

     The Option Plan currently limits the number of shares for which options may be granted to 100,000 per employee per fiscal year (the "Grant Limit"). The Board of Directors believes that it should have greater flexibility in granting options because an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. The Board of Directors, therefore, proposes to increase the Grant Limit to 400,000 shares per employee per fiscal year.

     The Option Plan further provides that a "Change of Control" will occur in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. The Option Plan also provides that "Upon a Change in Control the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the Option Plan. In the event that the Acquiring Corporation elects not to assume or substitute for such options, any unexercisable or unvested portion of the outstanding option will become fully vested and exercisable prior to the Change in Control. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate."

     The Board of Directors also recommends and seeks stockholders' approval to amend the Option Plan to provide (1) that upon a Change of Control, any unexercisable or unvested portion of the outstanding options will become fully vested and exercisable prior to the Change in Control and (2) that to the extent that the options outstanding under the Option Plan are not exercised prior to such event, they will continue to be exercisable subject to existing expiration provisions.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     General. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of March 1, 2000, the Company had granted options under the Option Plan to purchase an aggregate of 1,285,405 shares at a weighted average exercise price of $1.55 per share. The exercise price of all options granted under the Option Plan has been at least equal to the fair market value per share of the Common Stock on the date of grant as determined in good faith by the Board of Directors. As of March 1, 2000, 12,760 options to purchase shares of Common Stock granted pursuant to the Option Plan had been exercised, and 1,447,095 shares of Common Stock remained available for future grants under the Option Plan.

     Shares Subject to Plan. Under the Option Plan the maximum number of shares of common stock issuable is 2,732,500. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit, and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee or committees of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, including the effect thereon of an optionee's termination of service, the exercise price and type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Option Plan authorizes the Board to amend, modify, extend or renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof. Subject to certain limitations, the Option Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. All employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. In addition, options may be granted to prospective employees, consultants and directors in connection with written offers of employment or engagement. However, any such options may not become exercisable prior to such individual's commencement of service. As of April 24, 2000, the Company had 9 employees, including 4 officers. Any person eligible under the Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options. No employee may be granted, in any fiscal year, options under the Option Plan for more shares than the Grant Limit.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant.

     Options granted under the Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable as the underlying shares vest. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an option granted under the Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years.

     Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Change in Control. The Option Plan provides that a "Change of Control" will occur in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred. Upon a Change in Control, the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the Option Plan. In the event that the Acquiring Corporation elects not to assume or substitute for such options, any unexercisable or unvested portion of the outstanding option will become fully vested and exercisable prior to the Change in Control. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate. As discussed above, certain provisions of the Option Plan relating to changes of control are being proposed for amendment.

     Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the option agreements have lapsed, provided that all options must be granted by January 13, 2008, which is ten years from the date the Board approved the Option Plan. The Board may terminate or amend the Option Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not adopt an amendment to the Option Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's stockholders under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

NEW PLAN BENEFITS AND ADDITIONAL INFORMATION

     The future grant of options under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.

     The Board of Directors believes that approval of the increase of the grant limit and the amendment to the Change in Control section of the Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE 1997 STOCK OPTION PLAN.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 1, 2000 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company or director nominee who beneficially owns shares, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is 10650 Scripps Ranch Blvd., Suite 210, San Diego, CA 92131.

                                               Number of
                                         Shares Beneficially         Percentage
      Beneficial Owner                         Owned (1)        Beneficially Owned(2)
----------------------------             -------------------       ------------------
John Anthony Whalen, Jr. (3)..........        1,594,372                 40.0%
Clyde Wooten (4) .....................          439,533                 11.1%
Frank Vukmanic .......................          293,333                  7.6%
Konrad Witt ..........................          267,750                  7.0%
James A. Lonergan (5) ................          174,164                  4.5%
William J. Kaffer (6) ................          172,164                  4.5%
Richard H. Middelberg(7) .............            3,333                    *
Diane E. Hessler (8) .................          121,500                  3.1%
Thomas M. Hartman (9) ................           31,111                    *
All directors and executive
 officers as a group (6 persons)......        2,536,177                 59.0%

--------------------------------------
*    Represents less than one percent.

(1) Except pursuant to applicable community property laws or as otherwise noted, all shares are beneficially owned and sole voting and investment power is held by the persons named.

(2)  Based on 3,840,925 shares of Common Stock outstanding as of March 1, 2000.

(3) Includes 145,356 shares subject to options exercisable within 60 days of March 1, 2000. Includes 266,666 held indirectly by Mr. Whalen as Trustee for the benefit of certain family members.

(4) Includes 106,200 shares subject to options exercisable within 60 days of March 1, 2000. As a result of Mr. Wooten's resignation, these options will terminate prior to their normal expiration date.

(5) Includes 29,167 shares subject to options exercisable within 60 days of March 1, 2000.

(6) Includes 16,407 shares subject to options exercisable within 60 days of March 1, 2000.

(7) Includes 3,333 shares subject to options exercisable within 60 days of March 1, 2000.

(8) Includes 121,500 shares subject to options exercisable within 60 days of March 1, 2000. As a result of Ms. Hessler's resignation, these options will terminate prior to their normal expiration date.

(9) Includes 31,111 shares subject to options exercisable within 60 days of March 1, 2000. As a result of Mr. Hartman's resignation, these options will terminate prior to their normal expiration date.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EMPLOYMENT ARRANGEMENTS

     On June 1, 1997, the Company entered into an employment agreement with Mr. Whalen, its President and Chief Executive Officer. Under the agreement, Mr. Whalen receives an annual base salary of $150,000 and may receive a bonus determined in the discretion of the Board of Directors. Mr. Whalen's employment agreement has a term of five years, expiring in May 2002, limits the Company's ability to terminate him except for cause, and provides six months severance pay, unless Mr. Whalen voluntarily resigns his position.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and the other executive officers of the Company (the "Named Officers") who received total salary and bonus in excess of $100,000 during the year ended December 31, 1999.




                                              Summary Compensation Table
                                              --------------------------
                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                              Annual Compensation    Securities
                                              -------------------    Underlying     All other
Name and Principal Position         Year       Salary      Bonus      Options      Compensation
----------------------------        ----      --------     -----     ----------    ------------
John Anthony Whalen, Jr .........   1999      $150,000      $0          30,200         $0
President and CEO ...............   1998      $150,000      $0         100,000         $0
                                    1997      $ 12,500      $0          62,000         $0

Clyde Wooten (1) ................   1999      $121,000      $0               0         $0
Senior Vice President ...........   1998      $120,000      $0          91,800         $0
and CTO .........................   1997(2)

Thomas M. Hartman (1) ...........   1999      $112,000      $0         100,000         $0
Senior Vice President, Sales.....   1998(3)
Marketing and Operations ........   1997(3)

Diane E. Hessler (1) ............   1999      $104,000      $0          20,000         $0
Senior Vice President and .......   1998(2)
CFO..............................   1997(2)

(1) Ms. Hessler and Messrs. Wooten and Hartman left the Company after December 31, 1999.
(2)  Information is not required to be reported.
(3)  Mr. Hartman joined the Company on January 25, 1999.

STOCK OPTION GRANTS

     The following table sets forth, as to the Company's Chief Executive Officer and the Named Officers information concerning stock options granted during the fiscal year ended December 31, 1999.

                                          Option Grants in Last Fiscal Year
                                          ---------------------------------
                                                  Individual Grants
                                -------------------------------------------------        Potential Realization Value
                                 Number of     Percent of                                  at Assumed Annual Rates
                                Securities    Total Options                                   of Stock Purchase
                                Underlying     Granted to     Exercise                          Appreciation
                                 Options      Employees in   Price Per      Expiration          Option Term(1)
       Name                      Granted       Fiscal Year     Share           Date           5%            10%
-----------------------          --------     -------------  ---------      ----------     --------       --------
John Anthony Whalen, Jr.....     30,200            15%         $1.31         01/01/09       $24,809       $ 62,871
Thomas M. Hartman (2) ......     60,000            29%         $1.38         01/25/09       $51,884       $131,484
Thomas M. Hartman (2) ......     40,000            19%         $1.75         03/23/09       $44,023       $111,562
Diane E. Hessler (2) .......     20,000            10%         $1.06         11/03/09       $13,364       $ 33,867

----------------------------

(1) 5% and 10% assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants.

(2) Options will terminate prior to end of the ten-year option term due to resignation of officer.



OPTION EXERCISES AND FISCAL 1999 YEAR END VALUE


     The following table sets forth, as to the Company's Chief Executive Officer and the Named Officers certain stock option information concerning the number of shares subject to both exercisable and unexercisable stock options and the value of unexercised options as of December 31, 1999. No options were exercised by the named individuals during the fiscal year ended December 31, 1999.

                                              Number of Securities                              Value of Unexercised
                                             Underlying Unexercised                             In-the-Money Options
                                           Options at Fiscal Year End                          at Fiscal Year End ($)1
                                        ----------------------------------                ----------------------------------
Name                                    Exercisable          Unexercisable                Exercisable          Unexercisable
-------------------------------         -----------          -------------                -----------          -------------
John Anthony Whalen, Jr. ........          95,067                97,133                     $     ----          $     ----
Clyde Wooten ....................          75,600                70,200                     $     ----          $     ----
Thomas M. Hartman ...............          28,333                71,667                     $     ----          $     ----
Diane E. Hessler ................          62,722                88,778                     $     ----          $     ----

-------------------------------


(1) Based on the difference between the closing price of the Company's Common Stock on the OTC Bulletin Board on the last trading day of fiscal 1999, which was $0.4375 per share and the exercise price.
-------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1998, the Company entered into agreements with each of James A. Lonergan and William J. Kaffer to pay referral fees of four and one-half percent for sales by the Company that are consummated without the Company participating in a "Request for Proposal" process (an "RFP") with a customer, provided the engagement of the Company by the customer resulted from an introduction by the director, and two percent of sales by the Company that are consummated following the participation in an RFP with a customer, if the entrance of the Company in the RFP resulted from an introduction by the director. These referral fees are payable by the Company on all revenue generated from such customers during the period that the director serves as a director. Such fees are payable within 30 days after receipt of payment from the customer.

     In December 1998, the Company issued to each of Messrs. Lonergan and Kaffer options to purchase 87,500 shares of Common Stock of the Company at an exercised price of $1.38 per share. Such options vest in equal monthly amounts over a four-year period, for as long as they remain directors.

     In July 1999, Mr. Kaffer exercised options to purchase 12,760 shares of Common Stock of the Company. The Company received total cash consideration of $17,545 related to the exercise of these options.

     In October 1999, the Company issued an aggregate of 285,994 shares of Common Stock of the Company to Messrs. Lonergan and Kaffer in connection with a private placement for cash consideration of $0.70 per share or aggregate consideration of $200,000.

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends to summit all future transaction, including loans, between the Company and affiliates of the Company, to the Company's Board of Directors for approval by its disinterested members to ensure that such future transactions are for a bona fide business purpose and on terms no less favorable to the Company than could be obtained from independent parties. The Company intends to maintain at least two independent directors on its Board of Directors.



      COMPLIANCE WITH SECTION 16(a) of the securities exchange act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were timely met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has been the independent public accountant for the Company since 1996. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than January 2, 2001, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.



                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ John Anthony Whalen, Jr.
                                 ---------------------------------------------
                                 JOHN ANTHONY WHALEN, JR.
                                 Chairman of the Board of Directors, President and Chief Executive Officer



Dated:  April 28, 2000

                        GLOBALDIGITALCOMMERCE.COM, INC.

                      2000 ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD O DIRECTORS OF GLOBALDIGITALCOMMERCE.COM, INC. ("GDCC")

     The undersigned hereby appoints John Anthony Whalen, Jr., William J. Kaffer and James A. Lonergan, and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of GDCC that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders to be held on June 2, 2000, at 4:00 p.m., local time, at the Double Tree Carmel Highland Resort, 14455 Penasquitos Drive, San Diego, CA 92129, or at any adjournment or postponement thereof, on the proposals listed below, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy.

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.


                      (TO BE SIGNED ON THE REVERSE SIDE)

                     PLEASE DATE, SIGN AND MAIL BACK YOUR
                        PROXY CARD AS SOON AS POSSIBLE!

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                        GLOBALDIGITALCOMMERCE.COM, INC.

                                 JUNE 2, 2000


               Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


[X] Please mark your vote as this example.


PROPOSAL 1:  ELECTION OF DIRECTORS.

[ ] FOR all nominees listed at right       NOMINEES:  William J. Kaffer
                                                      John Anthony Whalen, Jr.
[ ] WITHHOLD AUTHORITY for all nominees               Richard H. Middelberg
    listed at right
                                                      to hold office until the
                                                      2002 and 2003 Annual
                                                      Meeting respectively and
                                                      until their successors are
                                                      elected and qualified.


INSTRUCTIONS: To withhold authority to vote for any individual nominee or nominees, write the appropriate name or names in the space provided below:

----------------------------------------


PROPOSAL 2:  APPROVAL OF AMENDMENTS TO 1997 STOCK OPTION PLAN.

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

Please check the following box if you plan to attend the 2000 Annual Meeting of Stockholders in person. [ ]

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy card in the enclosed envelope.

Signature:
          --------------------------------------

Dated:
      -----------------------, 2000

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc. should give their full titles.